                                                                   EXHIBIT 99.2

                              JOINT FILER INFORMATION

       Item                                    Information

Name:                          Wells Fargo Municipal Capital Strategies, LLC

Address:                       30 Hudson Yards
                               New York, New York 10001

Date of Event Requiring
Statement (Month/Day/Year):    September 29, 2022

Issuer Name and Ticker or
Trading Symbol:                PIONEER MUNICIPAL HIGH INCOME ADVANTAGE FUND,
                               INC. [MAV]

Relationship of Reporting
Person(s) to Issuer:           10% Owner

If Amendment, Date Original
Filed (Month/Day/Year):        Not Applicable

Individual or Joint/Group
Filing:                        Form filed by More than One Reporting Person

Signature:                     WELLS FARGO MUNICIPAL CAPITAL STRATEGIES, LLC

                                   By:  /s/ Alejandro Piekarewicz
                                      ------------------------------
                                   Name: Alejandro Piekarewicz
                                   Title: Vice President
                                   Date: October 06 , 2022